EXHIBIT 99.1

Certification of Chief Executive Officer Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Charles T. Fote, the Chief Executive Officer of First Data Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of First Data Corporation.

/s/ Charles T. Fote
Charles T. Fote November 14, 2002